Exhibit 99.1

Assertio Reports Third Quarter 2022 Financial Results

Net Product Sales Increase 32% Year-Over-Year, Non-GAAP Adjusted EBITDA Increases 36%
Increases Guidance for Net Product Sales and Adjusted EBITDA
Debt Refinancing Extends Maturity, Reduces Cost and Increases Strategic Flexibility
Expects Sympazan to Add $1 Million in Net Product Sales in 4Q

LAKE FOREST, IL. – November 8, 2022 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a specialty pharmaceutical company offering differentiated products to patients, today reported financial results for the third quarter ended September 30, 2022.

Financial Highlights (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Net Product Sales (GAAP)	$34.3	$26.0	$105.3	$77.3
Net Income (loss) (GAAP)	$4.2	$3.7	$21.1	$(5.9)
Earnings (loss) Per Share (GAAP)	$0.08	$0.08	$0.42	$(0.14)
Adjusted EBITDA (Non-GAAP)[1]	$21.4	$15.8	$68.2	$31.0
Adjusted Earnings Per Share (Non-GAAP)[1]	$0.22	$0.19	$0.85	$0.27
•Third quarter net product sales increased 32% year-over-year to $34.3 million.
◦Increased sales of Indocin and the addition of Otrexup more than offset the expected declines in Zipsor and Solumatrix.
◦Indocin sales increased 50%, primarily due to net pricing, offset by lower volumes due to a deliberate reduction in channel inventories in the quarter.
•Third quarter GAAP net income increased to $4.2 million, compared to $3.7 million in the prior year quarter, and adjusted EBITDA increased to $21.4 million, from $15.8 million.
◦The increases were driven by $8.3 million of additional Net Product Sales and the Company maintained its gross profit margin2 in the third quarter at 88% due to continued strong sales of Indocin.
•Refinanced the Company’s 13.5% 2024 Senior Notes with a $70.0 million 6.5% convertible notes offering that extends debt maturity to 2027 and creates greater flexibility as the Company seeks to further diversify the product portfolio.
•Cash at September 30, 2022 was $64.8 million, increased from $52.3 million at June 30, inclusive of $10.0 million in cash flow from operations during the third quarter.
•Announced an exclusive license for Sympazan® (clobazam) Oral Film for an upfront payment of $9.0 million.
◦On a full-year basis, Assertio estimates Sympazan would have added $4.0 million to $4.5 million in adjusted EBITDA and an additional $0.05 in adjusted EPS based on trailing 12 month net sales of approximately $9.5 million.
◦Received notice of allowance of a new Sympazan patent, and will pay an additional $6 million in milestones in the fourth quarter. When issued, this new patent will provide protection to 2039.

“Third quarter results demonstrated the value of our platform, driving more than $21 million in adjusted EBITDA and $10 million in cash flow from operations. In addition, our refinancing extends maturity, significantly reduces our debt service cost and creates greater operating flexibility as we continue to seek strategic growth transactions that will further diversify our portfolio,” said Dan Peisert, President and Chief Executive Officer of Assertio. “Our recent Sympazan transaction exemplifies our goal of acquiring assets that fit into our platform, are immediately accretive, have long duration exclusivity and offer opportunities for organic growth.”

“In addition to the attractive economics we can secure from further acquisitions such as Sympazan, we continue to explore larger transformative acquisition opportunities to accelerate our goal to diversify our portfolio and take advantage
1 Non-GAAP measures are reconciled to the corresponding GAAP measures in the schedules attached.
2 Gross profit margin represents the ratio of net products sales less cost of sales to net product sales.

of a favorable M&A environment. With almost $65 million in cash on our balance sheet at quarter end and continued positive cash flow, we are fueled to execute on our strategic goals,” said Peisert.

Raises 2022 Financial Guidance
Effective November 8, 2022, Assertio increased its outlook for the full year 2022 to now anticipate net product sales greater than $141 million, and adjusted EBITDA greater than $86 million. The increased outlook reflects higher than planned net product sales, continued operating performance and the addition of $1 million (partial quarter) in anticipated Sympazan sales.

	Prior Guidance	Current Guidance
Net Product Sales (GAAP)	$129.0 Million to $137.0 Million	Greater than $141.0 Million
Adjusted EBITDA (Non-GAAP)[3]	$73.0 Million to $79.0 Million	Greater than $86.0 Million

Balance Sheet and Cash Flow

For the quarter ended September 30, 2022 the company generated $10.0 million in cash flow from operations, its sixth consecutive quarter of positive cash flows. At quarter end, cash and cash equivalents totaled $64.8 million.

During the third quarter, the company completed an offering of $70.0 million aggregate principal amount of 6.5% convertible senior notes due 2027. Assertio used proceeds from the offering to fully redeem its $59.0 million 13% interest senior debt.

Conference Call and Investor Presentation Information

Assertio’s management will host a conference call to discuss its third quarter 2022 financial results today:

Date:	November 8, 2022
Time:	4:30 p.m. Eastern Time
Webcast (live and archive):	http://investor.assertiotx.com/overview/default.aspx (Events & Webcasts, Investor Page)
Dial-in numbers:	1-929-526-1599 (domestic)
Conference number:	971287

To access the live webcast, the recorded conference call replay, and other materials, please visit Assertio’s investor relations website at http://investor.assertiotx.com/overview/default.aspx. Please connect at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. The replay will be available approximately two hours after the call on Assertio’s investor website.

About Assertio

Assertio is a specialty pharmaceutical company offering differentiated products to patients utilizing a non-personal promotional model. We have built and continue to build our commercial portfolio by identifying new opportunities within our existing products as well as acquisitions or licensing of additional approved products. To learn more about Assertio, visit www.assertiotx.com.

Investor Contact

Matt Kreps
Managing Director
Darrow Associates
Austin, TX
M: 214-597-8200
3 See “Non-GAAP Financial Measures” below for information about reconciling our Adjusted EBITDA guidance to Net Income.

mkreps@darrowir.com

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio, including our ability to realize the benefits from our operating model, successfully acquire and integrate new assets and explore new business development initiatives. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes and are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio, including the risks described in Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission ("SEC") and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

Non-GAAP Financial Measures

To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP measures of EBITDA, adjusted EBITDA, adjusted earnings, and adjusted earnings per share as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

This release also includes estimated full-year non-GAAP adjusted EBITDA information, which the Company believes enables investors to better understand the anticipated performance of the business, but should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA to estimated net income is provided in this release because some of the information necessary for estimated net income such as income taxes, fair value change in contingent consideration, and stock-based compensation is not yet ascertainable or accessible and the Company is unable to quantify these amounts that would be required to be included in estimated net income without unreasonable efforts.

Specified Items

Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items include adjustments to interest expense, income tax expense (benefit), depreciation expense, amortization expense, sales reserves adjustments for products the Company is no longer selling, stock-based compensation expense, fair value adjustments to contingent consideration, restructuring costs, amortization of fair value inventory step-up as result of purchase accounting, transaction-related costs, gains or losses from adjustments to long-lived assets and assets not part of current operations, and gains or losses resulting from debt refinancing or extinguishment.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Product sales, net	$34,279	$25,997	$105,258	$77,271
Royalties and milestones	473	416	1,916	1,391
Other revenue	(540)	(941)	(1,290)	(976)
Total revenues	34,212	25,472	105,884	77,686
Costs and expenses:
Cost of sales	4,009	3,050	12,734	10,936
Selling, general and administrative expenses	11,900	9,013	33,084	41,377
Fair value of contingent consideration	3,900	300	6,845	1,902
Amortization of intangible assets	7,969	7,175	24,438	20,939
Restructuring charges	—	—	—	1,089
Total costs and expenses	27,778	19,538	77,101	76,243
Income from operations	6,434	5,934	28,783	1,443
Other (expense) income:
Interest expense	(2,052)	(2,495)	(6,648)	(7,783)
Other gain	2	344	453	747
Total other expense	(2,050)	(2,151)	(6,195)	(7,036)
Net income (loss) before income taxes	4,384	3,783	22,588	(5,593)
Income tax expense	(210)	(46)	(1,516)	(294)
Net income (loss) and comprehensive income (loss)	$4,174	$3,737	$21,072	$(5,887)

Basic net income (loss) per share	$0.09	$0.08	$0.45	$(0.14)
Diluted net income (loss) per share	$0.08	$0.08	$0.42	$(0.14)
Shares used in computing basic net income (loss) per share	48,180	44,969	46,566	42,550
Shares used in computing diluted net income (loss) per share	57,386	45,055	50,470	42,550

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$64,826	$36,810
Accounts receivable, net	44,680	44,361
Inventories, net	14,268	7,489
Prepaid and other current assets	2,720	14,838
Total current assets	126,494	103,498
Property and equipment, net	935	1,527
Intangible assets, net	191,617	216,054
Other long-term assets	4,298	5,468
Total assets	$323,344	$326,547
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,374	$6,685
Accrued rebates, returns and discounts	48,608	52,662
Accrued liabilities	10,992	14,699
Long-term debt, current portion	2,175	12,174
Contingent consideration, current portion	10,900	14,500
Other current liabilities	11,247	34,299
Total current liabilities	92,296	135,019
Long-term debt	65,982	61,319
Contingent consideration	25,759	23,159
Other long-term liabilities	4,392	4,636
Total liabilities	188,429	224,133
Shareholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 48,196,618 and 44,640,444 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.	5	4
Additional paid-in capital	543,064	531,636
Accumulated deficit	(408,154)	(429,226)
Total shareholders’ equity	134,915	102,414
Total liabilities and shareholders' equity	$323,344	$326,547

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating Activities
Net income (loss)	$21,072	(5,887)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	25,033	21,698
Amortization of debt issuance costs and Royalty Rights	128	159
Provision for inventory and other assets	828	(86)
Stock-based compensation	5,116	2,596
Recurring fair value measurement of assets and liabilities	6,845	1,902
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(319)	8,205
Inventories	(7,607)	6,317
Prepaid and other assets	13,288	5,777
Accounts payable and other accrued liabilities	(7,193)	(22,405)
Accrued rebates, returns and discounts	(4,058)	(19,284)
Interest payable	(1,232)	2,400
Net cash provided by operating activities	51,901	1,392
Investing Activities
Purchase of Otrexup	(16,889)	—
Net cash used in investing activities	(16,889)	—
Financing Activities
Proceeds from issuance of 2027 Convertible Notes	65,916	—
Payments in connection with 2021 Convertible Notes	—	(335)
Payment in connection with 2024 Senior Notes	(70,750)	(4,750)
Payment of contingent consideration	(7,845)	(2,495)
Payment of Royalty Rights	(630)	(510)
Proceeds from issuance of common stock	7,020	44,861
Proceeds from exercise of stock options	—	193
Shares withheld for payment of employee's withholding tax liability	(707)	(416)
Net cash (used in) provided by financing activities	(6,996)	36,548
Net increase in cash and cash equivalents	28,016	37,940
Cash and cash equivalents at beginning of year	36,810	20,786
Cash and cash equivalents at end of period	$64,826	$58,726
Supplemental Disclosure of Cash Flow Information
Net cash refunded for income taxes	$(7,822)	$—
Cash paid for interest	$7,752	$5,216

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021	Financial Statement Classification
GAAP Net Income/(Loss)	$4,174	$3,737	$21,072	$(5,887)
Interest expense	2,052	2,495	6,648	7,783	Interest expense
Income tax expense	210	46	1,516	294	Income tax expense
Depreciation expense	197	236	592	758	Selling, general and administrative expenses
Amortization of intangible assets	7,969	7,175	24,438	20,939	Amortization of intangible assets
EBITDA (Non-GAAP)	$14,602	$13,689	54,266	23,887
Adjustments:
Legacy products revenue reserves (1)	540	941	1,290	976	Other revenue
Stock-based compensation	2,400	866	5,116	2,596	Selling, general and administrative expenses
Contingent consideration fair value change (2)	3,900	300	6,845	1,902	Fair value of contingent consideration
Restructuring charges	—	—	—	1,089	Restructuring charges
Other (3)	—	—	700	554	Multiple
Adjusted EBITDA (Non-GAAP)	$21,442	$15,796	68,217	31,004

(1)Represents removal of the impact of revenue adjustment to reserves for product sales allowances (gross-to-net sales allowances) estimates related to previously divested products.
(2)The fair value of the contingent consideration is remeasured each reporting period, with the change in the fair value resulting from changes in the underlying inputs being recognized as operating expenses until the contingent consideration arrangement is settled.
(3)Other represents amortization of inventory step-up recognized in Cost of sales related acquired inventories sold.

RECONCILIATION OF GAAP NET INCOME and GAAP NET INCOME PER SHARE TO
NON-GAAP ADJUSTED EARNINGS and ADJUSTED EARNINGS PER SHARE (1)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021
	Amount	Diluted EPS(4)	Amount	Diluted EPS
Net income per share (GAAP)	4,174	0.07	3,737	0.08
Add: Interest Expense on convertible debt, net of tax (4)	497	0.01	—	—
Adjustments
Amortization of intangible assets	7,969	0.14	7,175	0.16
Legacy products revenue reserves	540	0.01	941	0.02
Stock-based compensation	2,400	0.04	866	0.02
Contingent consideration fair value change	3,900	0.07	300	0.01
Contingent consideration cash payable (2)	(4,374)	(0.07)	(2,908)	(0.06)
Income taxes expense, as adjusted (3)	(2,609)	(0.05)	(1,594)	(0.04)
Adjusted earnings (Non-GAAP)	12,497	0.22	8,517	0.19

Diluted shares used in calculation (4)	57,386		45,055
Dilution effect of 2027 Convertible Notes (4)	7,246		—

(1)Represents per share calculations of adjustments reflected in the Company’s reconciliation of GAAP net income to non-GAAP adjusted EBITDA and therefore should be read in conjunction with that reconciliation and respective footnotes.
(2)Represents the accrued cash payable of the INDOCIN contingent consideration for the respective period based on 20% royalty for annual INDOCIN net sales over $20.0 million.
(3)Represents the Company’s income tax expense adjusted for the tax effect of pre-tax adjustments excluded from adjusted earnings. The tax effect of pre-tax adjustments excluded from adjusted earnings is computed at the blended federal and state statutory rate of 25%.
(4)The Company uses the if-converted method to compute adjusted diluted earnings per share with respect to its convertible debt. Under the if-converted method, the Company assumes the 2027 Convertible Notes were converted at the beginning of each period presented. As a result, interest expense and any adjustments recognized in net income for the 2027 Convertible Notes is added back to net income used in the diluted earnings per share calculation. Additionally, the diluted shares used in the diluted earnings per share calculation includes the dilution effect of the 2027 Convertible Notes.

RECONCILIATION OF GAAP NET INCOME and GAAP NET INCOME PER SHARE TO
NON-GAAP ADJUSTED EARNINGS and ADJUSTED EARNINGS PER SHARE (1)
(in thousands, except per share amounts)
(unaudited)

	Nine Months Ended September 30, 2022		Nine Months Ended September 30, 2021
	Amount	Diluted EPS(4)	Amount	Diluted EPS
Diluted net income (loss) per share (GAAP)	21,072	0.42	(5,887)	(0.14)
Add: Interest Expense on convertible debt, net of tax (4)	487	0.01	—	—
Adjustments
Amortization of intangible assets	24,438	0.48	20,939	0.49
Legacy products revenue reserves	1,290	0.03	976	0.02
Stock-based compensation	5,116	0.10	2,596	0.06
Contingent consideration fair value change	6,845	0.14	1,902	0.04
Restructuring charges	—	—	1,089	0.03
Other	700	0.01	554	0.01
Contingent consideration cash payable (2)	(9,213)	(0.18)	(4,443)	(0.10)
Income taxes expense, as adjusted (3)	(7,294)	(0.14)	(5,903)	(0.14)
Adjusted earnings (Non-GAAP)	43,441	0.85	11,823	0.27

Diluted shares used in calculation (4)	50,470		42,550
Dilution effect of 2027 Convertible Notes (4)	2,442

(1)Represents per share calculations of adjustments reflected in the Company’s reconciliation of GAAP net income to non-GAAP adjusted EBITDA and therefore should be read in conjunction with that reconciliation and respective footnotes.
(2)Represents the accrued cash payable of the INDOCIN contingent consideration for the respective period based on 20% royalty for annual INDOCIN net sales over $20.0 million.
(3)Represents the Company’s income tax expense adjusted for the tax effect of pre-tax adjustments excluded from adjusted earnings. The tax effect of pre-tax adjustments excluded from adjusted earnings is computed at the blended federal and state statutory rate of 25%.
(4)The Company uses the if-converted method to compute adjusted diluted earnings per share with respect to its convertible debt. Under the if-converted method, the Company assumes the 2027 Convertible Notes were converted at the beginning of each period presented. As a result, interest expense and any adjustments recognized in net income for the 2027 Convertible Notes is added back to net income used in the diluted earnings per share calculation. Additionally, the diluted shares used in the diluted earnings per share calculation includes the dilution effect of the 2027 Convertible Notes.